UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2007

PUGET ENERGY, INC.
A Washington Corporation
(Exact name of registrant as specified in its charter)

1-16305	10885 - N.E. 4th Street, Suite 1200	91-1969407
(Commission	Bellevue, Washington 98004-5591	(I.R.S.
File Number)	(State of incorporation,	Employer
	address of principal executive offices)	Identification
Number)

(425) 454-6363
(Telephone)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      Unregistered Sales of Equity Securities.

On December 3, 2007, Puget Energy, Inc. completed the sale of 12,500,000 shares of its common stock, $0.01 par value per share, pursuant to the Stock Purchase Agreement, dated as of October 25, 2007, among Puget Energy and Macquarie Infrastructure Partners A, L.P., Macquarie Infrastructure Partners International, L.P., Macquarie Infrastructure Partners Canada, L.P., Padua MG Holdings Inc., Macquarie FSS Infrastructure Trust, CPP Investment Board (USRE II) Inc., Padua Investment Trust, PIP2PX (PAD) Ltd, and PIP2GV (PAD) Ltd (collectively, the “Purchasers”).  The Purchasers paid $23.67 per share in cash, for an aggregate offering price of $295,875,000.  The issuance of the common stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof for transactions not involving a public offering.  For services pursuant to an engagement letter in connection with the Stock Purchase Agreement, Puget Energy paid to Morgan Stanley & Co. Incorporated approximately $2.6 million, which is 0.875% of the aggregate value of the consideration paid for the shares.  Puget Energy intends to use the net proceeds from this issuance to invest in its wholly owned subsidiary, Puget Sound Energy, Inc., for capital expenditures, debt redemption and working capital.

Item 9.01.                  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1
Stock Purchase Agreement, dated October 25, 2007, among Puget Energy, Inc. and the Purchasers named therein (Incorporated by reference to Exhibit 10.1, Puget Energy’s Current Report on Form 8-K filed October 29, 2007, Commission File No. 001-16305).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Dated: December 3, 2007
	By:	/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer